Exhibit 15

July 28, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 21, 2004 on our review of interim financial information of United Technologies Corporation (the “Corporation”) for the three and six month periods ended June 30, 2004, and for the three month period ended March 31, 2004 and included in the Corporation’s quarterly report on Form 10-Q for the quarter June 30, 2004 is incorporated by reference in its Registration Statements on Form S-3 (Nos. 333-51830 and 333-60276), in the Registration Statement on Form S-4 (No. 333-77991) as amended by Post-Effective Amendment No. 1 on Form S-8 (No. 333-77991-01) and in the Registration Statements on Form S-8 (Nos. 333-110020, 333-103307, 333-103306, 333-103305, 333-100724, 333-100723, 333-100718, 333-82911, 333-77817, 333-21853, 333-21851, 333-18743, 033-58937, 033-57769, 033-51385, 033-45440, 033-26627, 033-28974, 033-26580).

Very truly yours,

PricewaterhouseCoopers LLP